Exhibit p

                   AMENDED AND RESTATED CODE OF ETHICS OF THE
                         TRUST, ADVISER AND DISTRIBUTOR


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                              AMENDED AND RESTATED
                       CODE OF ETHICS (NOVEMBER 19, 2003)

                                  PHOENIX FUNDS

                PHOENIX-DUFF & PHELPS INSTITUTIONAL MUTUAL FUNDS
                          PHOENIX-ABERDEEN SERIES FUND
                             PHOENIX-ENGEMANN FUNDS
                               PHOENIX-ZWEIG FUNDS

1.       Statement of Ethical Principles
         -------------------------------

         These principles apply to all Access Persons of each Phoenix advisory and broker-dealer subsidiary in their management and administration of the Phoenix Family of Funds (Phoenix Funds). Phoenix Investment Counsel, Inc., Duff & Phelps Investment Management Co, Phoenix-Aberdeen International Advisors, LLC, Roger Engemann & Associates, Inc., Seneca Capital Management LLC, Phoenix/Zweig Advisers LLC, Phoenix Equity Planning Corporation, and PXP Securities Corporation are related subsidiaries, which currently provide services to the Phoenix Funds and certain subaccounts of the Phoenix Edge Series Fund. To the extent necessary, each subsidiary may impose further limitations on personal trading subject to notifying Counsel and the Compliance Officer of the Phoenix Funds.

         When Fund Access Persons covered by the terms of this Code of Ethics engage in personal securities transactions, they must adhere to the following general principles as well as to the Code's specific provisions:

                 A. At all times, the interests of Fund shareholders must be paramount;

                 B. Personal transactions must be conducted consistent with this Code of Ethics in a manner that avoids any actual or potential conflict of interest; and

                 C. No inappropriate advantage should be taken of any position of trust and responsibility.

2.       Definitions
         -----------

                 A. "Fund" means each and every investment company, or series thereof, or other institutional account managed by the Adviser, individually and collectively.

                 B. "Access Person" means any Trustee, officer, general partner, or Advisory Person of the Fund or its adviser. Disinterested Trustees are considered to be Non-Access Persons and are not subject to the personal securities trading and reporting requirements set forth under the code. The Compliance Department shall maintain a list of the Fund's Access Persons.

                 C. "Advisory Person" means (i) any employee of the Fund or of any company in a control relationship to the Fund, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control


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                 relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase of sale of securities by the Fund. This grouping customarily includes the Portfolio Manager and other investment personnel comprising an investment team, such as an analyst or trader, who provide information and advice that enter into the investment decision to buy or sell a security on behalf of the Fund.

                 D. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the Advisory Person making the recommendation, when such person seriously considers making such a recommendation.

                 E. "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of
                 Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

                 F.  "Control" shall have the same meaning as that set forth in
                 Section 2(a)(9) of the Investment Company Act, as amended.

                 G. "Disinterested Trustee" means a Trustee of a Fund who is not an "interested person" of the Fund within the meaning of
                 Section 2(a)(19) of the Investment Company Act, as amended.

                 H. "Initial Public Offering" means a public sale of an issue not previously offered to the public.

                 I. "Managed Fund" shall mean those Funds, individually and collectively, for which the Portfolio Manager makes buy and sell decisions.

                 J. "Portfolio Manager" means the person (or one of the persons) entrusted with the day-to-day management of the Fund's portfolio.

                 K. "Private Placement" shall have the same meaning as that set forth in Section 4(2) of the Securities Exchange Act.

                 L. "Purchase or sale of a security" includes inter alia, the writing of an option or the purchase or sale of a security that is exchangeable for or convertible into, a security that is held or to be acquired by a Fund.

                 M. "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act, as amended, except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

3.       Exempted Transactions
         ---------------------

         The prohibitions of Section 4 of this Code shall not apply to:

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                 A.  Purchases or sales effected in any account over which the
                 Access Person has no direct or indirect influence or control in the reasonable estimation of the Compliance Officer.

                 B. Purchases or sales of securities (1) not eligible for purchase or sale by the Fund; or (2) specified from time to time by the Trustees, subject to such rules, if any, as the Trustees shall specify.

                 C. Purchases or sales which are non-volitional on the part of either the Access Person or the Fund.

                 D. Purchases of shares necessary to establish an automatic dividend reinvestment plan or pursuant to an automatic dividend reinvestment plan, and subsequent sales of such securities.

                 E. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                 F. Purchase or sale of securities issued under an employee stock purchase or incentive program unless otherwise restricted.

4.       Prohibited Activities
         ---------------------

                 A. IPO Rule: No Access Person may purchase securities in an Initial Public Offering, except with the prior approval of the Compliance Department. This rule also applies to IPO's offered through the Internet.

                 B. Private Placement Rule: No Access Person may purchase securities in a Private Placement unless the Compliance Department has approved such purchase. Any such approved purchase should be disclosed to the Fund if that issuer's securities are being considered for purchase or sale by the Fund.

                 C. Preclearance Rule: No Access Person may purchase or sell a security unless the Compliance Department has precleared such purchase or sale. Preclearance is required prior to executing a trade through a personal Internet brokerage account. Preclearance is required for ALL transactions in options, puts, calls and well-known stock indices (e.g. the S&P 500). Preclearance is valid through the business day next following the day preclearance is given.

                 Exceptions: The following securities transactions do not require preclearance. These exceptions do not apply to transactions in options:

                           1. Purchases or sales of up to 500 shares of securities of issuers ranked in the Standard & Poor's 500 Composite Stock Index (S&P 500) at the time of purchase or sale. The Compliance Department maintains this list on the Intranet web site and updates it after the end of each quarter.

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                           2.       Purchase orders sent directly to the issuer
                                    via mail (other than in connection with a Private Placement) or sales of such securities which are redeemed directly by the issuer via mail.

                  NOTE: THE COMPLIANCE DEPARTMENT MAY DENY APPROVAL OF ANY TRANSACTION REQUIRING PRECLEARANCE UNDER THIS PRECLEARANCE RULE, EVEN IF NOMINALLY PERMITTED UNDER THIS CODE OF ETHICS, IF IT IS BELIEVED THAT DENYING PRECLEARANCE IS NECESSARY FOR THE PROTECTION OF A FUND. ANY SUCH DENIAL MAY BE APPEALED TO THE FUND'S COUNSEL. THE DECISION OF COUNSEL SHALL BE FINAL.

                  D. Open Order Rule: No Access Person may purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, when a Fund has a pending "buy" or "sell" order for that security of the same type (i.e. buy or sell) as the proposed personal trade, until the Fund's order is executed or withdrawn.

                  Exceptions: The following securities transactions are exempt from the Open Order Rule:

                           1. Purchases or sales of up to 500 shares of securities of issuers in the S&P 500 at the time of the transaction.

                           2.       Purchases or sales approved by the
                                    Compliance Department in his/her discretion.

                  ANY PROFITS REALIZED ON A PERSONAL TRADE IN VIOLATION OF THIS
                  SECTION 4D MUST BE DISGORGED.

                  E. Blackout Rule: If a Portfolio Manager's Managed Fund holds a security that is the subject of a proposed personal trade by that Portfolio Manager, the Portfolio Manager is prohibited from buying or selling such security within 7 calendar days before and after the Managed Fund trades in such security.

                  Exceptions:       The following securities transactions are
                                    exempt from the Blackout Rule:

                           1. Purchases or sales of up to 500 shares of securities of issuers in the S&P 500 at the time of the transaction.

                           2.       Purchases or sales approved by the
                                    Compliance Department in his/her discretion.

                  ANY PROFITS REALIZED BY A PORTFOLIO MANAGER ON A PERSONAL TRADE IN VIOLATION OF THIS SECTION 4E MUST BE DISGORGED.

                  F. Holding Period Rule: Access Persons must hold each Security, for a period of not less than sixty (60) days, whether or not the purchase of such Security was an exempt transaction under any other provision of Section 4.

                  ANY PROFITS REALIZED ON TRADING IN CONTRAVENTION OF THIS POLICY MUST BE DISGORGED.


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                  G.       No Access Person shall annually accept any gift or
                  other item of more than $100 in value from any person or entity that does business with or on behalf of the Fund.

                  H. No Advisory Person shall serve on the board of directors of a publicly traded company without prior authorization from Counsel or the Compliance Officer of the Fund. If board service is authorized, such Advisory Person shall have no role in making investment decisions with respect to the publicly traded company.

                  I. NO PORTFOLIO MANAGER SHALL ENGAGE IN EXCESSIVE TRADING OR MARKET TIMING ACTIVITIES WITH RESPECT TO ANY MUTUAL FUND WHETHER OR NOT SUCH MUTUAL FUND IS MANAGED BY SUCH ADVISER/SUBADVISOR OR ANY AFFILIATED ADVISER/SUBADVISOR. FOR THE PURPOSES OF THE FOREGOING, "MARKET TIMING" SHALL BE DEFINED AS A PURCHASE AND REDEMPTION, REGARDLESS OF SIZE, IN AND OUT OF THE SAME MUTUAL FUND WITHIN ANY SIXTY (60) DAY PERIOD. THE FOREGOING RESTRICTIONS SHALL NOT APPLY TO PORTFOLIO MANAGERS INVESTING IN MONEY MARKET FUNDS OR CERTAIN OTHER FUNDS DESIGNED TO PERMIT SHORT TERM INVESTMENT, NOR SHALL THE RESTRICTIONS APPLY TO PORTFOLIO MANAGERS INVESTING IN MUTUAL FUNDS THROUGH ASSET ALLOCATION PROGRAMS, AUTOMATIC REINVESTMENT PROGRAMS, 401(K) AND SIMILAR RETIREMENT ACCOUNTS AND ANY OTHER NON-VOLITIONAL INVESTMENT VEHICLES. PORTFOLIO MANAGERS SHALL PROVIDE QUARTERLY CERTIFICATIONS AS TO THEIR COMPLIANCE WITH THIS RESTRICTION.

                  J. NO ADVISORY PERSON SHALL DIVULGE OR ACT UPON ANY MATERIAL, NON-PUBLIC INFORMATION, AS SUCH TERM IS DEFINED UNDER RELEVANT SECURITIES LAWS.

5.       Compliance Procedures
         ---------------------

                  A. All Access Persons shall direct their brokers to supply, at the same time that they are sent to the Access Person, a copy of the confirmation for each personal securities trade and a copy of each periodic account statement to the Compliance Department.

                  B. Every Access Person shall report to the Fund the information described in Section 5D of this Code with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

                  C. A Disinterested Trustee of the Fund need only report a transaction in a security if such Trustee, at the time of that transaction knew or, in the ordinary course of fulfilling his official duties as a Trustee of the Fund, should have known that, (1) during the 15-day period immediately preceding or after the date of the transaction by the Trustee, such security was purchased or sold by the Fund or (2) such security was being considered for purchase or sale by the Fund.

                  D. Every report required pursuant to Section 5B above shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                           (i) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

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                           (ii)     The nature of the transaction (i.e.,
                           purchase, sale, or any other type of acquisition or disposition);

                           (iii)    The price at which the transaction was
                           effected;

                           (iv) The name of the broker, dealer or bank with or through whom the transaction was effected; and

                           (v) The date of approval of the transaction and the person who approved it as required by Section 4B or C above.

                  E. Each Access Person shall submit a report listing all personal securities holdings to the Compliance Department upon the commencement of service and annually thereafter. The annual report shall be as of December 31 and include a certification by the Access Person that he or she has read and understood the Code of Ethics and has complied with the Code's requirements. The annual report and certification will be submitted to the Compliance Department by January 30. This requirement does not apply to a Disinterested Trustee.

                  F. Any report made under this Section 5 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

                  G. The Compliance Officer shall submit an annual report to the Fund's Board of Trustees that summarizes the current Code of Ethics procedures, identifies any violations requiring significant remedial action, and recommends appropriate changes to the Code, if any.

                  H. Any Access Person shall immediately report any potential violation of this Code of which he or she becomes aware to the Compliance Department .

6.       Sanctions
         ---------

         Upon discovering a violation of this Code, the Board of Trustees of the Fund, in addition to any remedial action already taken by the respective adviser or related entity, may impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of employment, or suspension of personal trading privileges for such period as it may deem appropriate.

Code of Ethics 11-19-03



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